CONFIDENTIAL


Presentation to the Special Committee of the Board of Directors of:


INTERSTATE NATIONAL DEALER SERVICES, INC.


September 26, 2002



                                            [LEGG MASON INVESTMENT BANKING LOGO]

TABLE OF CONTENTS
--------------------------------------------------------------------------------

I.   Form of Fairness Opinion

II.  Interstate National Dealer Services, Inc. Financial Results

III. Interstate National Dealer Services, Inc. Valuation Analysis


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






I. FORM OF FAIRNESS OPINION


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

FORM OF FAIRNESS OPINION
--------------------------------------------------------------------------------
TRANSACTION OVERVIEW

     Interstate National Dealer Services, Inc. ("ISTN" or the "Company") is considering entering into an Agreement and Plan of Merger (the "Agreement") with CHL Holdings, Inc. (the "Purchaser"), pursuant to which the Purchaser will be merged with and into ISTN, with ISTN as the surviving corporation (the "Transaction"). Upon completion of the merger, each issued and outstanding share of ISTN common stock, other than the shares held by Chester Luby, Joan Luby and Cindy Luby (the "Continuing Stockholders") and by stockholders who exercise their appraisal rights, will be entitled to receive $6.00 in cash, without interest and less applicable withholding taxes. The total equity value of the Transaction is approximately $23.7 million. Legg Mason has been requested by the Special Committee of the Board of Directors (the "Special Committee") of the Company to render its opinion, as investment bankers, as to the fairness to the stockholders of the Company (other than the Continuing Stockholders), from a financial point of view, of the consideration to be received by the stockholders of the Company in the Transaction (the "Opinion").












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

FORM OF FAIRNESS OPINION
--------------------------------------------------------------------------------
ANALYSIS OVERVIEW

     In connection with our review, we have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided to us by the management of the Company and other publicly available information, and we have further relied upon the assurances of management that they are unaware of any facts that would make the information provided to us or otherwise discussed with us incomplete or misleading. With respect to the financial forecasts and other information provided to us or otherwise discussed with us, we have also relied upon the management of the Company as to the reasonableness and achievability of such financial forecasts and other information (and the assumptions and bases therein) provided to us. We assumed that such forecasts and other information were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the expected future financial performance of the Company. In arriving at our Opinion, we have not been requested to make, nor have we made or obtained, any independent appraisal of the assets or liabilities (contingent or otherwise) of the Company.

     We believe that our analysis should be considered as a whole and that selecting portions of our analyses and the factors we considered, without considering all analyses and factors, could be misleading. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In our analysis, we made numerous assumptions where necessary with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company.

     These materials are being presented to the Special Committee in support of our Opinion. These materials do not, however, constitute our Opinion and are provided for informational purposes only. Our Opinion is limited to the terms of our opinion letter that is included in Section I. The following presentation summarizes the financial analyses we employed in reaching our Opinion and is qualified in its entirety by reference to the full text of the Opinion. Our Opinion is directed solely to the Special Committee and is not to be relied upon by any stockholder of the Company or any other person or entity.



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


LETTER
--------------------------------------------------------------------------------








The Special Committee of the Board of Directors
Interstate National Dealer Services, Inc.
The Omni - Suite 700
Mitchel Field, NY  11553-9340
                  Attention: Donald Kirsch

Members of the Special Committee:

         We are advised that Interstate National Dealer Services, Inc. ("ISTN" or the "Company") is considering entering into an Agreement and Plan of Merger (the "Agreement") with CHL Holdings, Inc. (the "Purchaser"), pursuant to which the Purchaser will be merged with and into ISTN, with ISTN as the surviving corporation (the "Transaction"). Upon completion of the merger, each issued and outstanding share of ISTN common stock, other than the shares held by Chester J. Luby, Joan S. Luby and Cindy H. Luby (the "Continuing Stockholders") and by stockholders who exercise their appraisal rights, will be entitled to receive $6.00 in cash, without interest and less applicable withholding taxes.

         You have requested our opinion, as investment bankers, as to the fairness to the stockholders of the Company (other than the Continuing Stockholders), from a financial point of view, of the consideration to be received by the stockholders of the Company in the Transaction.

         For purposes of rendering this opinion, we have, among other things:

         (i) reviewed the draft of the definitive Agreement and certain related documents;

         (ii) reviewed the audited consolidated financial statements of ISTN as of and for the twelve month periods ended October 31, 2001, 2000, 1999 and 1998;

         (iii) reviewed the unaudited consolidated financial statements of ISTN for the nine month period ended July 31, 2002;

         (iv)  reviewed certain publicly available information concerning ISTN;

         (v) reviewed forecast financial statements of ISTN furnished to us by the senior management of ISTN;








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

LETTER
--------------------------------------------------------------------------------


The Special Committee of the Board of Directors
Interstate National Dealer Services, Inc.
September 26, 2002
Page 2


         (vi) reviewed and analyzed certain publicly available financial and stock market data with respect to operating statistics relating to selected public companies that we deemed relevant to our inquiry;

         (vii) reviewed the reported prices and trading activity of the publicly-traded securities of ISTN;

         (viii) analyzed certain publicly available information concerning the terms of selected merger and acquisition transactions that we considered relevant to our inquiry;

         (ix) held meetings and discussions with certain officers and employees of ISTN concerning the operations, financial condition and future prospects of ISTN; and

         (x) conducted such other financial studies, analyses and investigations and considered such other information as we deemed necessary or appropriate for purposes of our opinion.

         In connection with our review, we have assumed and relied upon the accuracy and completeness of all financial and other information supplied to us by ISTN or that is publicly available, and we have not independently verified such information. We have further relied upon the assurance of management of ISTN that they are unaware of any facts that would make such information incomplete or misleading. We also have relied upon the management of ISTN as to the reasonableness and achievability of the financial forecasts and projections (and the assumptions and bases therein) provided to us, and we have assumed that such forecasts and projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management as to the future operating performance of ISTN. The Company does not publicly disclose internal management forecasts and projections of the type provided to Legg Mason in connection with Legg Mason's review of the Transaction. Such forecasts and projections were not prepared with the expectation of public disclosure. The forecasts and projections were based on numerous variables and assumptions that are inherently uncertain, including without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projections. We have relied on the forecasts and projections and do not in any respect assume any responsibility for the accuracy or completeness thereof.

         We have not been requested to make, and have not made, an independent appraisal or evaluation of the assets, properties or liabilities of ISTN and we have not been furnished with any such appraisal or evaluation. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies and assets may actually be sold. Because such estimates are inherently subject to uncertainty, Legg Mason assumes no responsibility for their accuracy. We have not reviewed any of the books and records of ISTN or assumed any responsibility for conducting a physical inspection of the properties or facilities of the Company. Further, this opinion is based upon prevailing market conditions and other circumstances and conditions existing and disclosed to us on the date hereof. We have assumed













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

LETTER
--------------------------------------------------------------------------------


The Special Committee of the Board of Directors
Interstate National Dealer Services, Inc.
September 26, 2002
Page 2


that the Transaction will be consummated on the terms and conditions described in the Agreement reviewed by us and that the definitive Agreement will not differ materially from the draft we reviewed. It is understood that subsequent developments may affect the conclusions reached in this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

         We have served as a financial advisor to assist the Company in locating an acquiror and will receive a customary fee upon consummation of the Transaction.

         It is understood that this letter is directed to the Company's Special Committee of the Board of Directors. The opinion expressed herein is provided for the use of the Company's Special Committee of the Board of Directors in its evaluation of the proposed Transaction and does not constitute a recommendation to either the Special Committee as to how to act with respect to the Transaction or to any stockholder of the Company either of the Transaction or as to how such stockholder should vote on or otherwise respond to the Transaction. In addition, this letter does not constitute a recommendation of the Transaction over any other alternative transaction which may be available to the Company and does not address the underlying business decision of the Special Committee of the Board of Directors of the Company to proceed with or effect the Transaction. This letter is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without the prior written consent of Legg Mason Wood Walker, Incorporated; provided that this opinion may be included in its entirety in any filing made by the Company or the Purchaser with the Securities and Exchange Commission with respect to the Transaction.

         Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the consideration to be received by the stockholders of ISTN (other than the Continuing Stockholders) in the Transaction is fair to such stockholders from a financial point of view.

                                    Very truly yours,

                                    LEGG MASON WOOD WALKER, INCORPORATED
















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


II. INTERSTATE NATIONAL DEALER SERVICES, INC.
    FINANCIAL RESULTS



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

INTERSTATE NATIONAL DEALER SERVICES, INC. FINANCIAL RESULTS
--------------------------------------------------------------------------------
HISTORICAL INCOME STATEMENT

($ IN THOUSANDS)


                                                                                                     For the last twelve
                                         For the fiscal years ended October 31,                     months ended July 31,
                              -----------------------------------------------------------   --------------------------------------
                                     1998                  1999               2000                 2001               2002
                              -------------------  ------------------  ------------------   -----------------  -------------------
Revenues                      $49,283.4    100.0%  $56,151.6   100.0%  $61,654.6   100.0%   $59,853.3  100.0%  $61,069.0   100.0%
Costs and expenses:
  Costs of services provided   23,975.0     48.6    28,129.5    50.1    33,687.2    54.6     33,752.9   56.4    36,152.3    59.2
  Selling, general and
    administrative expenses    21,835.3     44.3    24,838.9    44.2    26,539.5    43.0     26,525.7   44.3    25,161.0    41.2
                              ---------    -----   ---------   -----   ---------   -----    ---------  -----   ---------   -----
    Total costs and expenses   45,810.2     93.0    52,968.4    94.3    60,226.7    97.7     60,278.6  100.7    61,313.3   100.4
                              ---------    -----   ---------   -----   ---------   -----    ---------  -----   ---------   -----
Operating income                3,473.2      7.0     3,183.2     5.7     1,427.9     2.3       (425.3)  (0.7)     (244.2)   (0.4)
  Investment income             1,983.3(1)   4.0     1,869.8     3.3     3,212.4     5.2      3,842.3    6.4     2,542.5     4.2
  Interest expense                (15.0)    (0.0)      (15.0)   (0.0)      (15.0)   (0.0)           -      -           -       -
  Non-recurring loss                  -        -           -       -           -       -     (4,359.2)  (7.3)   (4,359.2)   (7.1)
                              ---------    -----   ---------   -----   ---------   -----    ---------  -----   ---------   -----
Pretax income                   5,441.5     11.0     5,038.0     9.0     4,625.3     7.5       (942.2)  (1.6)   (2,060.9)   (3.4)
  Provision (benefit) for
    income taxes                2,137.7      4.3     1,949.4     3.5     1,754.7     2.8       (689.3)  (1.2)   (1,328.7)   (2.2)
                              ---------    -----   ---------   -----   ---------   -----    ---------  -----   ---------   -----
Net income (loss) from
  continuing operations        $3,303.8      6.7%   $3,088.6     5.5%   $2,870.7     4.7%     ($253.0)  (0.4)%   ($732.2)   (1.2)%
                              =========    =====   =========   =====   =========   =====    =========  =====   =========   =====


---------------------------------------
Source: Company financial statements
(1) Includes other income of $.5 million




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

INTERSTATE NATIONAL DEALER SERVICES, INC. FINANCIAL RESULTS
--------------------------------------------------------------------------------
HISTORICAL BALANCE SHEET

($ IN THOUSANDS)

                                                                           As of October 31,                        As of July 31,
                                                  -------------------------------------------------------------   -----------------
                                                      1998           1999              2000             2001            2002
                                                  -----------    -----------       -----------      -----------   -----------------
ASSETS
Current assets:
  Cash and cash equivalents                        $20,885.9       $30,145.9        $17,432.8        $18,511.7        $16,832.8
  United States Treasury Bills, at cost             16,445.3        15,296.8          3,994.3          2,122.6         10,819.1
  Accounts receivable, net                           8,163.9         6,957.5          6,949.1          6,410.7          6,904.2
  Prepaid expenses                                     653.3           712.7            644.0          2,118.0          1,117.2
                                                   ---------       ---------        ---------        ---------        ---------
     Total current assets                           46,148.4        53,112.7         29,020.2         29,163.0         35,673.4

Investments                                            -             5,184.1         34,927.7         37,208.9         32,216.0
Restricted cash                                      1,951.9         2,516.2          8,951.1         13,212.1         15,694.0
Furniture, fixtures and equipment, net               1,551.6         1,779.2          1,440.2          1,093.0            868.7
Intangible assets, net                                  73.3            63.3             53.3            -                -
Deferred income taxes                                2,127.8         2,819.3          3,732.0          4,238.1          4,656.3
Note from related party                                 90.0            70.0             45.0             20.0            -
Other assets                                         1,463.7         3,116.2          1,615.5          1,678.5          1,719.4
                                                   ---------       ---------        ---------        ---------        ---------
     Total assets                                  $53,406.7       $68,661.1        $79,784.9        $86,613.5        $90,827.8
                                                   =========       =========        =========        =========        =========
LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities:
  Accounts payable                                 $ 3,502.9       $ 5,535.6        $ 5,258.9        $ 4,756.2        $ 3,501.8
  Accrued expenses                                     637.2         1,001.5            615.8            863.4            744.8
  Accrued commissions                                1,001.2         1,207.7          1,178.6          1,345.4          1,098.9
  Reserve for claims                                 1,622.4         2,242.0          3,082.3          2,403.2          2,522.5
  Other liabilities                                    311.1           487.9            374.7          1,103.0            624.5
                                                   ---------       ---------        ---------        ---------        ---------
  Total current liabilities                          7,074.8        10,474.6         10,510.2         10,471.1          8,492.4
Deferred contract revenue                           26,264.6        34,745.9         45,993.8         54,661.1         58,937.0
Contingency payable                                  1,951.9         2,516.2          2,480.4          2,138.2          2,949.8
                                                   ---------       ---------        ---------        ---------        ---------
     Total liabilities                              35,291.2        47,736.7         58,984.4         67,270.5         70,379.1

Stockholders' equity:
  Common stock                                          46.5            46.7             47.0             47.0             47.0
  Additional paid-in capital                        11,104.7        11,156.4         11,226.8         11,226.8         11,228.6
  Retained earnings                                  6,964.4         9,779.2         11,846.6         11,593.6         12,944.1
  Accumulated other comprehensive loss                 -               (57.9)           (34.4)           325.1            201.4
  Treasury stock, at cost                              -               -             (2,285.4)        (3,849.4)        (3,972.4)
                                                   ---------       ---------        ---------        ---------        ---------
     Total stockholders' equity                     18,115.6        20,924.4         20,800.6         19,343.1         20,448.7
                                                   ---------       ---------        ---------        ---------        ---------
     Total liabilities and stockholders' equity    $53,406.7       $68,661.1        $79,784.9        $86,613.5        $90,827.8
                                                   =========       =========        =========        =========        =========

---------------------------------------
Source: Company financial statements


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

INTERSTATE NATIONAL DEALER SERVICES, INC. FINANCIAL RESULTS
--------------------------------------------------------------------------------

HISTORICAL STATEMENT OF CASH FLOWS
        ($ IN THOUSANDS)


                                                                                                                 For the nine months
                                                                  For the fiscal years ended October 31,            ended July 31,
                                                         ------------------------------------------------------  -------------------
                                                            1998           1999          2000           2001             2002
                                                         ---------      ---------      ---------      ---------  -------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) from continuing operations             $ 3,303.8      $ 3,088.6      $ 2,870.7        ($253.0)       $1,350.5
Adjustments to reconcile net income to net cash
provided by operating activities:
  Depreciation and amortization                              427.2          519.3          580.7          529.9           334.9
  Deferred income taxes                                     (636.1)        (691.5)        (912.7)        (506.1)         (418.2)
  Increase in cash resulting from changes in
  operating assets and liabilities:
    Accounts receivable                                      728.1        1,206.4            8.4          538.3          (493.5)
    Prepaid expenses                                        (285.3)         (59.4)          68.7       (1,474.0)        1,000.8
    Restricted cash                                         (318.8)        (564.3)      (4,523.0)      (4,261.0)       (2,481.9)
    Other assets                                            (845.4)      (1,688.2)        (446.9)          (9.7)          (40.9)
    Accounts payable                                         573.4        2,032.7         (276.7)        (502.7)       (1,254.4)
    Accrued expenses                                        (403.5)         364.3         (385.7)         247.6          (118.6)
    Accrued commissions                                      (79.0)         206.6          (29.2)         166.9          (246.5)
    Reserve for claims                                       501.8          619.6          840.3         (679.1)          119.3
    Other liabilities                                         69.5          176.7         (113.2)         728.3          (478.5)
    Deferred contract revenue                              7,786.4        8,481.3       11,247.9        8,667.3         4,275.9
    Contingency payable                                      318.8          564.3          (35.8)        (342.2)          811.5
                                                         ---------      ---------      ---------      ---------       ---------
    Net cash provided by operating activities             11,140.9       14,256.4        8,893.6        2,850.6         2,360.3

    Net cash used in operating activities of
    discontinued operations                                  -             (273.8)        (578.8)         -               -

CASH FLOWS FROM INVESTING ACTIVITIES:
Net (purchases) sales of U.S. Treasury Bills             (10,435.0)       1,148.6       11,302.5        1,871.7        (8,696.5)
Net sales (purchases) of investments                         -           (5,242.0)     (29,720.1)      (1,921.7)        4,869.2
Purchase of furniture, fixtures and equipment               (739.5)        (701.3)        (420.4)        (182.7)         (110.6)
Note from related party                                       20.0           20.0           25.0           25.0            20.0
                                                         ---------      ---------      ---------      ---------       ---------
    Net cash used in investing activities                (11,154.5)      (4,774.7)     (18,813.0)        (207.8)       (3,917.9)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock                                   -              -           (2,285.4)      (1,564.0)         (123.0)
Proceeds from exercise of stock options                       52.9           51.9           70.6          -                 1.8
                                                         ---------      ---------      ---------      ---------       ---------
    Net cash provided by (used in) financing activities       52.9           51.9       (2,214.8)      (1,564.0)         (121.2)

Net increase (decrease) in cash and cash equivalents          39.4        9,260.0      (12,713.0)       1,078.8        (1,678.8)

Cash and cash equivalents, beginning of period            20,846.5       20,885.9       30,145.9       17,432.8        18,511.7
                                                         ---------      ---------      ---------      ---------       ---------
Cash and cash equivalents, end of period                 $20,885.9      $30,145.9      $17,432.8      $18,511.7       $16,832.8
                                                         =========      =========      =========      =========       =========


---------------------------------------
Source: Company financial statements


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

INTERSTATE NATIONAL DEALER SERVICES, INC. FINANCIAL RESULTS
--------------------------------------------------------------------------------
PROJECTED INCOME STATEMENT
($ IN THOUSANDS)




                                                                     For the fiscal years ending October 31,
                                                -------------------------------------------------------------------------------
                                                           2002                        2003                         2004
                                                 ----------------------       ----------------------      ----------------------
Revenues                                         $60,000.0        100.0%      $63,600.0       100.0%      $67,416.0       100.0%
        % growth                                       0.2%                         6.0%                        6.0%
Costs and expenses:
  Costs of services provided                      34,576.5         57.6        36,320.9        57.1        38,150.2        56.6
  Selling, general and
    administrative expenses                       25,395.0         42.3        26,725.1        42.0        28,125.1        41.7
                                                 ---------        -----       ---------       -----       ---------       -----
      Total costs and expenses                    59,971.5        100.0        63,046.0        99.1        66,275.3        98.3
                                                 ---------        -----       ---------       -----       ---------       -----
Operating income                                      28.5          0.0           554.0         0.9         1,140.7         1.7
Investment income                                  2,300.0          3.8         2,438.0         3.8         2,584.3         3.8
                                                 ---------        -----       ---------       -----       ---------       -----
Pretax income                                      2,328.5          3.9         2,992.0         4.7         3,725.0         5.5
  Provision for income taxes                         698.6          1.2         1,196.8         1.9         1,490.0         2.2
                                                 ---------        -----       ---------       -----       ---------       -----
Net income                                       $ 1,630.0         2.7%       $ 1,795.2         2.8%      $ 2,235.0         3.3%
                                                 =========        =====       =========       =====       =========       =====

                                                                      For the fiscal years ending October 31,
                                                --------------------------------------------------------------------------------
                                                          2005                         2006                        2007
                                                 ----------------------       ----------------------      ----------------------
Revenues                                         $71,461.0       100.0%       $75,748.6       100.0%      $80,293.5       100.0%
        % growth                                       6.0%                         6.0%                        6.0%
Costs and expenses:
  Costs of services provided                      40,068.2         56.1        42,079.0         55.6       44,186.9        55.0
  Selling, general and
    administrative expenses                       29,598.6         41.4        31,149.4         41.1       32,781.4        40.8
                                                 ---------        -----       ---------       -----       ---------       -----
      Total costs and expenses                    69,666.8         97.5        73,228.4         96.7       76,968.3        95.9
                                                 ---------        -----       ---------       -----       ---------       -----
Operating income                                   1,794.2          2.5         2,520.2          3.3        3,325.2         4.1
Investment income                                  2,739.3          3.8         2,903.7          3.8        3,078.0         3.8
                                                 ---------        -----       ---------       -----       ---------       -----
Pretax income                                      4,533.5          6.3         5,424.0          7.2        6,403.3         8.0
  Provision for income taxes                       1,813.4          2.5         2,169.6          2.9        2,561.3         3.2
                                                 ---------        -----       ---------       -----       ---------       -----
Net income                                       $ 2,720.1          3.8%      $ 3,254.4          4.3%      $3,842.0         4.8%
                                                 =========        =====       =========       =====       =========       =====

------------------------------------------------
Source: Projections prepared by the  Company


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

INTERSTATE NATIONAL DEALER SERVICES, INC. FINANCIAL RESULTS
--------------------------------------------------------------------------------
PRO FORMA PROJECTED BALANCE SHEET

($ IN THOUSANDS)

                                                                                                        Pro Forma
                                                   As of July 31,                                    As of October 31,
                                                       2002          Transaction Adjustments               2002
                                                   --------------  --------------------------------- -----------------
ASSETS
Current assets:
   Cash and cash equivalents                         $16,832.8        a,b,c,d,e,f      ($6,621.7)          $10,211.2
   United States Treasury Bills, at cost              10,819.1                                              10,819.1
   Accounts receivable, net                            6,904.2                                               6,904.2
   Prepaid expenses                                    1,117.2                                               1,117.2
                                                     ---------                         ---------           ---------
      Total current assets                            35,673.4                          (6,621.7)           29,051.7

Investments                                           32,216.0                                              32,216.0
Restricted cash                                       15,694.0                                              15,694.0
Furniture, fixtures and equipment, net                   868.7                                                 868.7
Deferred income taxes                                  4,656.3                                               4,656.3
Other assets                                           1,719.4                                               1,719.4
                                                     ---------                         ---------           ---------
        Total assets                                 $90,827.8                         ($6,621.7)          $84,206.1
                                                     =========                         =========           =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                  $ 3,501.8                                             $ 3,501.8
   Accrued expenses                                      744.8                                                 744.8
   Accrued commissions                                 1,098.9                                               1,098.9
   Reserve for claims                                  2,522.5                                               2,522.5
   Other liabilities                                     624.5                                                 624.5
                                                     ---------                         ---------           ---------
      Total current liabilities                        8,492.4                             -                 8,492.4
Bank loan                                                 -                 a           13,000.0            13,000.0
Deferred contract revenue                             58,937.0                                              58,937.0
Contingency payable                                    2,949.8                                               2,949.8
                                                     ---------                         ---------           ---------
        Total liabilities                             70,379.1                          13,000.0            83,379.1

Stockholders' equity:
   New common stock                                       -                 e                0.1                 0.1
   Common stock                                           47.0              d              (47.0)               -
   Additional paid-in capital                         11,228.6              d          (11,228.6)               -
   Retained earnings                                  12,944.1           b,c,d,f       (12,318.6)              625.5
   Accumulated other comprehensive loss                  201.4                                                 201.4
   Treasury stock, at cost                            (3,972.4)             d            3,972.4                -
                                                     ---------                         ---------           ---------
      Total stockholders' equity                      20,448.7                         (19,621.7)              827.0
                                                     ---------                         ---------           ---------
        Total liabilities and stockholders' equity   $90,827.8                         ($6,621.7)          $84,206.1
                                                     =========                         =========           =========


Notes:
------
(a) bank loan                                 $13,000.0
(b) retirement of options                       1,277.7
(c) transaction costs                           1,000.0
(d) retirement of equity                       17,844.1
(e) new common stock                                0.1
(f) income for 4th quarter 2002                   500.0


------------------------------------------------
Source: Pro forma projected balance sheet prepared by the Company assuming the effects of the transaction



10                                          [LEGG MASON INVESTMENT BANKING LOGO]

III. INTERSTATE NATIONAL DEALER SERVICES, INC.
     VALUATION ANALYSIS


                                            [LEGG MASON INVESTMENT BANKING LOGO]

INTERSTATE NATIONAL DEALER SERVICES, INC. VALUATION ANALYSIS
--------------------------------------------------------------------------------
ISTN STOCK PRICE PERFORMANCE





                        THREE YEAR CLOSING PRICE HISTORY




                               [GRAPHIC OMITTED]

The graph is entitled "ISTN Stock Price Performance" and represents the three year closing price history of the Company's stock between September 6, 1999 and September 3, 2002.






------------------------------------------------
Source: FactSet Data Systems


11                                          [LEGG MASON INVESTMENT BANKING LOGO]

INTERSTATE NATIONAL DEALER SERVICES, INC. VALUATION ANALYSIS
--------------------------------------------------------------------------------
ISTN TRADING ANALYSIS -- ONE YEAR

One Year Trading Volume Analysis


                               [BAR CHART OMITTED]

                                               % of Shares Traded
             (less than)$4.3                          0.4%
                   $4.3-$4.4                          3.0%
                   $4.4-$4.5                          1.0%
                   $4.5-$4.6                          4.4%
                   $4.6-$4.7                          9.8%
                   $4.7-$4.8                         12.8%
                   $4.8-$4.9                          8.3%
                   $4.9-$5.0                         12.8%
                   $5.0-$5.1                          9.1%
                   $5.1-$5.2                          2.1%
                   $5.2-$5.3                          1.3%
                   $5.3-$5.4                          1.0%
                   $5.4-$5.5                          6.0%
                   $5.5-$5.6                         20.3%
                   $5.6-$5.7                          6.4%
                   $5.7-$5.8                          1.0%
                   $5.8-$5.9                          0.0%
                   $5.9(less than)                    0.3%

One Year Cumulative
Trading Volume Analysis



                               [BAR CHART OMITTED]

                                        % of Shares Traded
                   (less than) $4.3             0.4%
                   (less than) $4.4             3.4%
                   (less than) $4.5             4.5%
                   (less than) $4.6             8.8%
                   (less than) $4.7            18.7%
                   (less than) $4.8            31.4%
                   (less than) $4.9            39.7%
                   (less than) $5.0            52.5%
                   (less than) $5.1            61.6%
                   (less than) $5.2            63.6%
                   (less than) $5.3            64.9%
                   (less than) $5.4            65.9%
                   (less than) $5.5            72.0%
                   (less than) $5.6            92.2%
                   (less than) $5.7            98.7%
                   (less than) $5.8            99.7%
                   (less than) $5.9            99.7%
                   (less than) $6.0           100.0%

------------------------------------------------
Source: FactSet Data Systems
Analysis based on the average high and low prices for each day


12                                          [LEGG MASON INVESTMENT BANKING LOGO]

INTERSTATE NATIONAL DEALER SERVICES, INC. VALUATION ANALYSIS
--------------------------------------------------------------------------------
INSTN TRADING ANALYSIS - THREE YEAR


Three Year Trading Volume Analysis

                               [BAR CHART OMITTED]


                                        % of Shares Traded
                      (less than)$4.4          0.4%
                            $4.4-$4.6          0.8%
                            $4.6-$4.8          6.1%
                            $4.8-$5.0         12.3%
                            $5.0-$5.2         11.8%
                            $5.2-$5.4          8.6%
                            $5.4-$5.6         10.9%
                            $5.6-$5.8         13.0%
                            $5.8-$6.0         20.0%
                            $6.0-$6.2          5.8%
                            $6.2-$6.4          1.6%
                            $6.4-$6.6          0.7%
                            $6.6-$6.8          3.1%
                            $6.8-$7.0          0.9%
                            $7.0-$7.2          2.8%
                            $7.2(less than)    1.1%


Three Year Cumulative
Trading Volume Analysis



                               [BAR CHART OMITTED]

                                       % of Shares Traded
                 (less than)$4.4             0.4%
                 (less than)$4.6             1.1%
                 (less than)$4.8             7.2%
                 (less than)$5.0            19.5%
                 (less than)$5.2            31.3%
                 (less than)$5.4            39.9%
                 (less than)$5.6            50.8%
                 (less than)$5.8            63.8%
                 (less than)$6.0            83.9%
                 (less than)$6.2            89.7%
                 (less than)$6.4            91.4%
                 (less than)$6.6            92.1%
                 (less than)$6.8            95.2%
                 (less than)$7.0            96.1%
                 (less than)$7.2            98.6%
                 (less than)$7.4           100.0%

------------------------------------------------
Source: FactSet Data Systems
Analysis based on the average high and low prices for each day


13                                          [LEGG MASON INVESTMENT BANKING LOGO]

INTERSTATE NATIONAL DEALER SERVICES, INC. VALUATION ANALYSIS
--------------------------------------------------------------------------------

PUBLIC COMPARABLE COMPANIES

FINANCIAL SUMMARY
( $ in millions, except per share data)


                                                  STOCK     52-     52-    12 MONTH                    3-5 YEAR  CURRENT   1 YR.
                                                  PRICE    WEEK     WEEK    TOTAL      SHARES  MARKET  PROJECTED   FY       FWD
TICKER          COMPANY NAME                     9/24/02   HIGH     LOW     RETURN      OUT.     CAP.   GROWTH    E.EPS    E.EPS
------          ------------                     -------  ------   ------  ---------   ------  ------  --------- -------  -------
AIF     Acceptance Insurance Companies Inc.      $ 2.00   $ 5.71   $ 1.90    (57.5)%    14.4   $ 28.9     NA%      NA        NA
BWINB   Baldwin & Lyons, Inc.                     21.52    28.84    16.90     12.4      11.6    250.6     NA       NA        NA
DHC     Danielson Holding Corporation              3.35     8.24     3.30     (2.9)     30.8    103.2     NA       NA        NA
MGP     Merchants Group, Inc.                     23.00    24.99    19.50     13.1       2.1     48.5     NA       NA        NA
NSEC    The National Security Group, Inc.         13.00    16.00    11.00     23.7       2.5     32.1     NA       NA        NA
TCHC    21st Century Holding Company               6.32    12.75     1.35    431.7       3.0     18.9     NA       NA        NA
VTA     Vesta Insurance Group, Inc.                2.56    13.40     2.51    (75.7)     36.4     93.3    25.0     0.23      0.58
WTEC.OB Warrantech Corporation                     1.00     1.29     0.32    170.3      15.3     15.3    50.0     0.29      0.43

ISTN INTERSTATE NATIONAL DEALER SERVICES, INC    $ 6.00(1)$ 6.00   $ 4.22     20.0%      3.9    $23.7    18.7%   $0.41(2)  $0.45(2)




PEFORMANCE SUMMARY


                                                                                            PRICE TO:
                                                           LTM              --------------------------------------------
                                                 LTM       NET      BOOK                       CURRENT    1 YR.    BOOK
                                                 NET      INCOME   VALUE/     LTM       LTM      FY        FWD    VALUE/
TICKER          COMPANY NAME                    INCOME    MARGIN   SHARE      EPS       EPS     E.EPS     E.EPS    SHARE
---     -----------------------------------    -------    ------- -------   -------    -----   -------    -----   ------
AIF     Acceptance Insurance Companies Inc.    $(13.8)      NEG %  $10.13   $(0.96)     NEG x     NA x     NA x     0.2 x
BWINB   Baldwin & Lyons, Inc.                     6.0       5.4     23.94     0.52     41.4 *     NA       NA       0.9
DHC     Danielson Holding Corporation            (5.4)      NEG      4.23    (0.31)     NEG       NA       NA       0.8
MGP     Merchants Group, Inc.                     1.2       1.2     31.75     0.61     37.7 *     NA       NA       0.7
NSEC    The National Security Group, Inc.         3.0 (3)   8.4     17.57     1.22 (3) 10.7       NA       NA       0.7
TCHC    21st Century Holding Company             (0.2)(4)   NEG      4.60    (0.04)(4)  NEG       NA       NA       1.4
VTA     Vesta Insurance Group, Inc.               3.8 (5)   0.7      6.92     0.20 (5) 12.8     11.1      4.4       0.4
WTEC.OB Warrantech Corporation                    2.3 (6)   6.3      0.40     0.16 (6)  6.3      3.4      2.3       2.5

                                                                        HIGH            41.4x   11.1x     4.4x      2.5x
                                                                        MEAN             9.9     7.3      3.4       1.0
                                                                        MEDIAN          10.7     7.3      3.4       0.8
                                                                        LOW              6.3     3.4      2.3       0.2

ISTN INTERSTATE NATIONAL DEALER SERVICES, INC. $1.6 (7)     2.6 %  $5.18    $0.39 (7)   15.4x   14.5x    13.2x      1.2x

----------------------------------------
*Excluded from mean and median calculation
Cash amounts do not include short-term investments
Source: Company Filings, Bloomberg Financial Markets, I/B/E/S estimates
(1) Represents the cash merger price submitted by CHL Holdings, Inc.
(2) ISTN management estimates
(3) Includes $52,000 equity in income of affiliate for the fiscal year ended 2001, and $36,000 for the six months ended June 30, 2002
(4) Excludes extraordinary gain of $1.1 million
(5) Excludes non-recurring charges of $44.9 million and gains of $910,000 for the fiscal year ended 2001 and excludes non-recurring charges of $9.5 million and gains of $897,000 for the six months ended June 30, 2002
(6) Excludes legal settlement of $824,000
(7) Excludes non-recurring loss of $4.4 million

Note: The companies used in the public comparable companies analysis are the public companies that were deemed most comparable to ISTN, however there are significant differences between ISTN and the companies in the group of comparable companies, including differences with respect to size, profitability and business. These differences may reduce the usefulness of the results of the public comparable companies analysis.


14                                          [LEGG MASON INVESTMENT BANKING LOGO]

INTERSTATE NATIONAL DEALER SERVICES, INC. VALUATION ANALYSIS
--------------------------------------------------------------------------------


COMPARABLE M&A TRANSACTIONS



ANNOUNCEMENT    COMPLETION                                                               EQUITY       TARGET BOOK       TARGET LTM
   DATE            DATE            ACQUIROR                        TARGET                 VALUE          VALUE          NET INCOME
------------    ---------- ---------------------------   ---------------------------   -----------    -----------      ------------
02/27/02         04/08/02  Kingsway Financial Services   American Country Holdings       $20.2           $31.8           ($15.8)
                           Inc.                          Inc.






07/20/01         01/04/02  Alleghany Corp.               Capitol Transamerica           180.7            144.5             10.7
                                                         Corporation



08/14/00         08/14/00 General Motors Corp. / GMAC    Universal Warranty, Inc.         NA                NA               NA
                          Insurance Holdings, Inc. /
                          General Motors Acceptance
                          Corp.

06/10/99         07/21/99 Ford Motor Co.                 Automobile Protection Corp.    155.0             37.8              7.0




03/04/99         08/11/99 United Fire & Casualty Comp.  American Indemnity Financial     28.7            32.8             (5.8)
                                                        Corp.







12/23/98         09/24/99 Motor Club Of America         North East Insurance Co.         10.1            10.1              0.4








12/02/98        05/10/99 Exel Ltd.                      Intercargo Corporation, Inc.     87.5            81.1              0.9

03/18/98        03/31/98 FBL Financial Group, Inc. /    Utah Farm Bureau Insurance       25.0            27.7              0.7
                         Farm Bureau Mutual Insurance   Co.
                         Co.





                         EQUITY VALUE/
                    -----------------------
ANNOUNCEMENT         TARGET        TARGET LTM        TARGET BUSINESS
   DATE            BOOK VALUE      NET INCOME          DESCRIPTION
------------      ------------   --------------     -----------------
02/27/02              0.6      x      NEG     x      Insures taxicabs and limousines,
                                                     and offers commercial lines of
                                                     coverage for artisan contractors,
                                                     distributors, and the hospitality
                                                     industry; also operates as a
                                                     premium finance company


07/20/01              1.3            16.9            Underwrites property, casualty,
                                                     fidelity and surety insurance on
                                                     selected risks


08/14/00               NA             NA             Provides extended service
                                                     contracts



06/10/99              4.1            22.1            Markets and administers extended
                                                     vehicle service contracts and
                                                     warranty programs


03/04/99             0.9             NEG             Insurance holding company;
                                                     provides general casualty insurance
                                                     including automobile, workers'
                                                     compensation, homeowners
                                                     multiple peril, fire and allied lines,
                                                     commercial multiple peril and
                                                     general casualty lines


12/23/98             1.0             28.3            Underwrites property and casualty
                                                     insurance, principally personal and
                                                     commercial automobile coverage
                                                     and general lines including
                                                     homeowners, general liability,
                                                     commercial multi-peril, inland
                                                     marine and fire


12/02/98             1.1             92.5     *      Specialty insurance providers

03/18/98             0.9             35.8            Property-casualty insurance
                                                     company

               EQUITY VALUE/
          -----------------------
           TARGET      TARGET LTM
         BOOK VALUE    NET INCOME
        ------------  ------------
HIGH        4.1    x    92.5  x
MEAN        1.4         25.8
MEDIAN      1.0         25.2
LOW         0.6         16.9




ANNOUNCEMENT    COMPLETION                                                               EQUITY       TARGET BOOK       TARGET LTM
   DATE            DATE            ACQUIROR                        TARGET                 VALUE          VALUE          NET INCOME
------------    ---------- ---------------------------   ---------------------------   -----------    -----------      ------------
06/03/02            NA         CHL HOLDINGS, INC.        INTERSTATE NATIONAL DEALER        $23.7          $20.4           $1.6 (1)
                                                         SERVICES, INC.



                         EQUITY VALUE/
                    -----------------------
ANNOUNCEMENT         TARGET        TARGET LTM        TARGET BUSINESS
   DATE            BOOK VALUE      NET INCOME          DESCRIPTION
------------      ------------   --------------     -----------------
 06/03/02              1.2         x     15.1 x     FULL-SERVICE PROVIDER OF SERVICE
                                                    CONTRACTS AND WARRANTIES FOR NEW
                                                    AND USED MOTOR VEHICLES


---------------------------
Source: CommScan M&ADesk, Bloomberg Financial Markets, Company Filings *Excluded from mean and median calculation
$ in millions
(1) Excludes non-recurring loss of $4.4 million

Note: The transactions used in the comparable M&A transactions analysis include the transactions that were deemed most comparable to the Transaction due to the size and businesses of the acquired companies. There are, however, significant differences between the Transaction and the comparable transactions, including differences with respect to the businesses of the companies acquired, the market conditions at the time of the transaction and the financial condition of the companies acquired. These differences may reduce the usefulness of the results of the comparable M&A transactions analysis.



                                            [LEGG MASON INVESTMENT BANKING LOGO]

INTERSTATE NATIONAL DEALER SERVICES, INC. VALUATION ANALYSIS
--------------------------------------------------------------------------------

COMPARABLE GOING PRIVATE TRANSACTIONS


ANNOUNCEMENT     COMPLETION                                                    EQUITY        TARGET BOOK       TARGET LTM
   DATE             DATE           ACQUIROR             TARGET                 VALUE           VALUE          NET INCOME
------------     ---------- ----------------------    ------------------    ------------    ------------   ---------------
06/03/02             NA      Management Group         Tumbleweed Inc.          $10.4            $13.2            ($4.6)
                                                      (Remaining 53% stake)

04/16/02             NA      Management Group         Stephan Co.               19.8             43.8              0.4

04/10/02             NA      Management Group (led    PartsBase Inc.            19.7             25.4             (4.9)
                             by CEO Robert            (Remaining 35% stake)
                             Hammond)

04/03/02          05/20/02   Management Group          CBNY Investment          10.8             10.0             (2.0)
                             (Controlling shareholders Services
                             G. Safdie)



11/06/01          02/11/02   Management Group (led     Leapnet Inc. (Remaining  10.8             23.3            (63.4)
                             by Chairman and CEO       85% stake)
                             Robert Figliulo and
                             director David Figliulo)

08/10/01          11/27/01   Investor Group (Founder   Buy.com                 23.3              33.8           (117.5)
                             Scott A. Blum)

05/22/01          12/21/01   Schaden Acquisition Co.   Quizno's Corp           19.9             (9.5)            (1.0)
                                                       (Remaining 32% stake)

04/26/01          11/14/01   Investor Group (Guy       Specialty Catalog Corp. 16.3              9.0              1.3
                             Naggar)                   (Remaining 71% stake)

06/03/02             NA      CHL HOLDINGS, INC.        INTERSTATE NATIONAL    $23.7            $20.4             $1.6 (3)
                                                       DEALER SERVICES, INC.

                           PREMIUM PAID (1)
ANNOUNCEMENT        --------------------------------
   DATE            1 DAY       1 WEEK      1 MONTH
------------     ---------   ----------  ----------
06/03/02            5.4 %       40.0 %      84.2 %


04/16/02           50.0         43.8        66.1

04/10/02           95.8         95.8        90.5



04/03/02            1.3 (2)      1.3 (2)     1.3 (2)





11/06/01            5.7          5.7        42.3




08/10/01            0.0 *       (5.6) *    (41.4) *


05/22/01           14.9         16.4       19.4


04/26/01           36.4         57.9       50.0

HIGH               95.8 %       95.8 %     90.5 %
MEAN               29.9         37.3       50.5
MEDIAN             14.9         40.0       50.0
LOW                 0.0         (5.6)     (41.4)


                   29.6 %       30.4 %     20.7 %



--------------------------
Source: CommScan M&ADesk, Bloomberg Financial Markets, Company Filings
*Excluded from mean and median calculation
$ in millions
Includes transactions with equity values between $10 million and $25 million
(1) Premium represents most recent price offered per share compared against the share price 1 day, 1 week and 1 month prior to announcement
(2) Represents premium paid over the closing price on February 27, 2002, the last quoted price prior to the merger announcement date
(3)  Excludes non-recurring loss of $4.4 million


                                            [LEGG MASON INVESTMENT BANKING LOGO]
16

INTERSTATE NATIONAL DEALER SERVICES, INC. VALUATION ANALYSIS
--------------------------------------------------------------------------------

DISCOUNTED NET INCOME ANALYSIS

($ IN THOUSANDS, EXCEPT PER SHARE DATA)

A. PROJECTED NET INCOME (1)
   ------------------------

                             Year 1       Year 2        Year 3      Year 4       Year 5
Ending Oct. 31                2003         2004          2005         2006        2007
                           ----------- ------------ -----------   -----------  ------------
Revenue                    $63,600.0    $67,416.0    $71,461.0     $75,748.6    $80,293.5
Expenses                    63,046.0     66,275.3     69,666.8      73,228.4     76,968.3
                            --------     --------     --------      --------     --------
   Operating income            554.0      1,140.7      1,794.2       2,520.2      3,325.2

Investment income            2,438.0      2,584.3      2,739.3       2,903.7      3,078.0
                            --------     --------     --------      --------     --------
   Pretax income             2,992.0      3,725.0      4,533.5       5,424.0      6,403.3

Taxes                  40%  (1,196.8)    (1,490.0)    (1,813.4)     (2,169.6)    (2,561.3)
                            --------     --------     --------      --------     --------

Net Income                   1,795.2      2,235.0      2,720.1       3,254.4      3,842.0
Terminal Value                                                                   38,419.6
                            --------     --------     --------      --------     --------

Total Net Income            $1,795.2     $2,235.0     $2,720.1      $3,254.4    $42,261.6
                            ========     ========     ========      ========    =========

B. NET PRESENT VALUE ANALYSIS
   --------------------------

------------------------------------            -----------------------------------------
     DISCOUNT RATE CALCULATION (2)                           EQUITY VALUE
------------------------------------            -----------------------------------------
Risk Free Rate                    5.8%

Equity Premium                    7.4%          PV of Annual Net Income        $7,900.8

Beta                              1.36          PV of Terminal Value           15,989.2
                                                                              ----------
Size Premium                      3.3%
                                                Equity Value                  $23,890.1
Discount Rate                    19.2%                                        ==========

                                                Shares Outstanding              3,945.9
Post 2007 Net Income Multiple    10.0x          Price per Share                   $6.05

C. EQUITY VALUE SENSITIVITY ANALYSIS
   ---------------------------------

                             Post 2007 Net Income Multiple
Discount       ----------------------------------------------------------------
  Rate           8.0x          9.0x          10.0x        11.0x         12.0x
--------       ---------    ----------    -----------  -----------   -----------

 21.2%          $4.89         $5.26         $5.63        $6.01        $6.38
 20.2%           5.06          5.45          5.84         6.23         6.62
 19.2%           5.24          5.65          6.05         6.46         6.86
 18.2%           5.44          5.86          6.28         6.70         7.13
 17.2%           5.64          6.08          6.52         6.96         7.40



D. IMPLICIT TRANSACTION MULTIPLES SENSITIVITY ANALYSIS
   ---------------------------------------------------

Equity Value / 2002 Net Income

                             Post 2007 Net Income Multiple
Discount       ----------------------------------------------------------------
  Rate           8.0x          9.0x          10.0x        11.0x         12.0x
--------       ---------    ----------    -----------  -----------   ----------

21.2%           11.8x          12.7x         13.6x        14.5x          15.4x
20.2%           12.3           13.2          14.1         15.1           16.0
19.2%           12.7           13.7          14.7         15.6           16.6
18.2%           13.2           14.2          15.2         16.2           17.3
17.2%           13.6           14.7          15.8         16.8           17.9

-----------------------------
(1) Source: Projections prepared by the Company
(2) Source: Ibbotson and Associates Valuation Edition 2002 Yearbook


                                            [LEGG MASON INVESTMENT BANKING LOGO]

INTERSTATE NATIONAL DEALER SERVICES, INC. VALUATION ANALYSIS
--------------------------------------------------------------------------------

VALUATION SUMMARY

($ IN THOUSANDS, EXCEPT PER SHARE DATA)

                                        Reference      Company           =              Shares            Price Per
Methodology                              Multiple       Data        Equity Value      Outstanding           Share
--------------------------------      -------------  -----------  ----------------  ----------------   ----------

PUBLIC COMPARABLE COMPANIES
     LTM Net Income (1)                     10.7 x    $1,570.9        $16,809.1          3,945.9               $4.26
     Book Value                              0.8      20,448.7         16,358.9          3,945.9                4.15


COMPARABLE M&A TRANSACTIONS
     LTM Net Income (1)                     25.2 x    $1,570.9        $39,587.8          3,945.9              $10.03
     Book Value                              1.0      20,448.7         20,448.7          3,945.9                5.18


COMPARABLE GOING PRIVATE TRANSACTIONS
     1 Day Premium                          14.9 %       $4.63                                                 $5.32
     1 Week Premium                         40.0          4.60                                                  6.44
     1 Month Premium                        50.0          4.97                                                  7.46


DISCOUNTED NET INCOME ANALYSIS

                            Post 2007 Net Income Multiple
Discount     ------------------------------------------------------------------
  Rate        8.0x          9.0x           10.0x           11.0x         12.0x
--------     -------      --------       ---------       ---------    ----------

21.2%        $4.89         $5.26           $5.63           $6.01         $6.38
20.2%         5.06          5.45            5.84            6.23          6.62
19.2%         5.24          5.65            6.05            6.46          6.86
18.2%         5.44          5.86            6.28            6.70          7.13
17.2%         5.64          6.08            6.52            6.96          7.40





--------------------
(1) Excludes non-recurring loss of $4.4 million

                                            [LEGG MASON INVESTMENT BANKING LOGO]

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